Exhibit 21.1

Subsidiaries of Apria Healthcare Group, Inc.

Name	Jurisdiction of Incorporation / Organization
Apria Healthcare of New York State, Inc.	New York
Apria Healthcare, Inc.	Delaware
ApriaCare Management Systems, Inc.	Delaware
ApriaDirect.Com, Inc.	Delaware
Coram Alternate Site Services, Inc.	Delaware
Coram Clinical Trials, Inc.	Delaware
Coram Healthcare Corporation of Alabama	Delaware
Coram Healthcare Corporation of Florida	Delaware
Coram Healthcare Corporation of Greater D.C.	Delaware
Coram Healthcare Corporation of Greater New York	New York
Coram Healthcare Corporation of Indiana	Delaware
Coram Healthcare Corporation of Massachusetts	Delaware
Coram Healthcare Corporation of Mississippi	Delaware
Coram Healthcare Corporation of Nevada	Delaware
Coram Healthcare Corporation of New York	New York
Coram Healthcare Corporation of North Texas	Delaware
Coram Healthcare Corporation of Northern California	Delaware
Coram Healthcare Corporation of South Carolina	Delaware
Coram Healthcare Corporation of Southern California	Delaware
Coram Healthcare Corporation of Southern Florida	Delaware
Coram Healthcare Corporation of Utah	Delaware
Coram Healthcare Corporation of Wyoming, L.L.C.	Delaware
Coram Service Corporation	Delaware
Coram Specialty Infusion Services, Inc.	Delaware
Coram, Inc.	Delaware
CoramRx, LLC	Delaware
H.M.S.S., Inc.	Delaware
T2 Medical, Inc.	Delaware
HealthInfusion, Inc.	Florida
AHNY-DME LLC	New York
AHNY-IV LLC	New York